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                           UGLY DUCKLING CORPORATION

                               OFFER TO EXCHANGE

              UP TO $16,486,582 AGGREGATE PRINCIPAL AMOUNT OF ITS
                      12% SUBORDINATED DEBENTURES DUE 2003
                                      FOR
                   UP TO 2,536,397 SHARES OF ITS COMMON STOCK

                       THE EXCHANGE OFFER WILL EXPIRE AT
                       5:00 P.M., NEW YORK CITY TIME, ON
                      DECEMBER 22, 1998, UNLESS EXTENDED.

                                                               November 20, 1998

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Ugly Duckling Corporation, a Delaware corporation (the "Company"), is offering, upon the terms and conditions set forth in the enclosed Offering Circular dated November 20, 1998 (the "Offering Circular") and the enclosed Letter of Transmittal relating to an exchange offer as described therein (which together constitute the "Exchange Offer"), to purchase up to $16,486,582 aggregate principal amount of its 12% Subordinated Debentures due 2003 (the "Debentures") for up to 2,536,397 shares ("Shares") of its Common Stock, $.001 par value per share ("Common Stock") on the basis of $6.50 principal amount of Debentures for each Share of Common Stock. The Offer will terminate at 5:00 p.m., New York City time, on December 22, 1998, unless extended by the Company (the "Expiration Time").

     We are asking you to contact your clients for whom you hold Common Stock registered in your name or in the name of your nominee.

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Common Stock pursuant to the Offer. However, you will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     The Company will pay or cause to be paid all transfer taxes, if any, applicable to the sale of Common Stock to it or its order, except as otherwise provided in Instruction 9 of the Letter of Transmittal.

     For your information and for forwarding to your clients for whom you hold Common Stock registered in your name or in the name of your nominee or who hold Common Stock registered in their own names, we are enclosing the following documents:

          1.  The Offering Circular;

          2.  A Letter of Transmittal (to be used to accept the Exchange Offer);

         3. A form of letter that may be sent to your clients for whose accounts you hold Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients instructions with regard to the Exchange Offer;

          4.  A Notice of Guaranteed Delivery;

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6.  A return envelope addressed to the Exchange Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. The Exchange Offer will expire at 5:00 p.m., New York City time, on December 22, 1998, unless extended.
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     A stockholder wishing to tender Common Stock pursuant to the Exchange Offer should (i) complete and execute the Letter of Transmittal (or facsimile thereof), and have the signature thereon guaranteed if required by the instructions thereof, and deliver such Letter of Transmittal, together with certificates representing the Shares of Common Stock to be tendered and any other required documents, to the Exchange Agent at or prior to the Expiration Time, or (ii) request his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him. See the Offering Circular under "The Exchange Offer -- How to Tender."

     Stockholders who wish to tender their Common Stock pursuant to the Exchange Offer and (i) whose Common Stock Certificates are not immediately available, or
(ii) who cannot deliver their Common Stock Certificates and Letter of Transmittal to the Exchange Agent on or prior to the Expiration Time, must tender their Common Stock according to the guaranteed delivery procedures set forth in the Exchange Offer under "The Exchange Offer -- How to Tender."

     ANY INQUIRIES YOU MAY HAVE WITH RESPECT TO THE EXCHANGE OFFER OR REQUESTS FOR ADDITIONAL COPIES OF THE ABOVE DOCUMENTS SHOULD BE ADDRESSED TO CORPORATE INVESTOR COMMUNICATIONS, INC., 111 COMMERCE ROAD, CARLSTADT, NEW JERSEY 07072-2586, TOLL FREE AT 1-(888)-673-4478.

                                         Very truly yours,

                                         UGLY DUCKLING CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.

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